UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Danvers Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3445675
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Conant Street
Danvers, Massachusetts 01923
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-145875

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

         The description of the Common Stock of the Registrant set forth under the caption “Description of Capital Stock of Danvers Bancorp” in the Registrant’s Registration Statement on Form S-1 (File No. 333-145875) as filed with the Securities and Exchange Commission on September 5, 2007 (the “Registration Statement”), as amended on October 22, 2007, November 7, 2007 and November 13, 2007, and in the prospectus included in the Registration Statement, as amended, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Exhibit Number	Description

2.1	Danvers Bancorp, Inc. Plan of Conversion (1)

3.1	Certificate of Incorporation of Danvers Bancorp, Inc. (1)

3.2	By-laws of Danvers Bancorp, Inc. (1)

4	Form of Common Stock Certificate of Danvers Bancorp, Inc. (2)

(1)  Incorporated by reference to the identically numbered exhibit to the Registration Statement.

(2)  Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DANVERS BANCORP, INC.

	By:	/s/ L. MARK PANELLA
Date: December 11, 2007	Chief Financial Officer